Exhibit 10.8.1

Note: Certain portions have been omitted from this Agreement in accordance with a request for confidential treatment submitted to the Securities and Exchange Commission. Omitted information has been replaced with an asterisk. Omitted information has been filed separately with the Securities and Exchange Commission.

AMENDMENT N°1

TO THE A320 FAMILY AND A320 NEO FAMILY PURCHASE AGREEMENT

BETWEEN

AIRBUS S.A.S.

AND

AVIANCATACA HOLDING S.A.

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AMENDMENT N°1

This amendment N°1 to the Purchase Agreement (as defined below) is entered into as of the 28 day of February 2013 (hereinafter referred to as the “Amendment N°1”).

BETWEEN

AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 Rond-Point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”),

AND

AVIANCATACA HOLDING S.A., a company created and existing under Panamanian law having its registered office at Calle Aquilino de la Guardia No. 8, Ciudad de Panamá, República de Panamá (the “Buyer”).

(together, the “Parties” and each, a “Party”).

WHEREAS

A -

The Parties have entered into an A320 family and A320 NEO family purchase agreement dated December 27th, 2011 (hereinafter referred to, together with its Exhibits and Letter Agreements as the “Purchase Agreement”) covering the purchase by the Buyer and the sale by the Seller of fifty-one (51) A320 Family Aircraft and A320 NEO Family Aircraft.

B -	The Parties wish to enter into this Amendment N°1 to amend certain provisions of the Purchase Agreement.

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NOW THEREFORE IT IS AGREED AS FOLLOWS:

1.	AMENDMENTS TO THE PURCHASE AGREEMENT

1.1	In the whole Purchase Agreement and except as otherwise expressly provided:

1.1.1	any reference to the term “PW1124G” shall be deleted and replaced with “PW1124G-JM”, and

1.1.2	any reference to the term “PW1127G” shall be deleted and replaced with “PW1127G-JM”, and,

1.1.3	any reference to the term “PW1133G” shall be deleted and replaced with “PW1133G-JM”.

1.2	Clause 2.3.2 of the Purchase Agreement shall be deleted in its entirety and replaced by the following quoted provisions:

QUOTE

2.3.2	NEO Propulsion Systems

Aircraft Type	Pratt & Whitney	CFM

A319-100	PW1124G-JM AET* (23,500 lbf)	LEAP-X 1A24 AET* (23,500 lbf)

A320-200	PW1127G-JM AET* (26,300 lbf)	LEAP-X 1A26 AET* (26,300 lbf)

A321-200	PW1133G-JM AET* (32,100 lbf)	LEAP-X 1A32 AET* (32,100 lbf)

*	AET means Airbus Equivalent Thrust

If the Buyer has not selected the Propulsion Systems as of the date of this Agreement, such choice shall be made and notified to Seller no later [*].

UNQUOTE

1.3	Clause 3.1 of the Purchase Agreement shall be deleted in its entirety and replaced by the following quoted provisions:

QUOTE

3.1	Airframe Base Price

For each aircraft type, the base price of the airframe (the “Airframe Base Price”) is respectively the sum of:

(i)	the base price of the Airframe as defined in the relevant Standard Specification, including Nacelles and Thrust Reversers, and excluding Buyer Furnished Equipment , which is:

[*]

(ii)	the base price of the SCNs, as set forth in Exhibit A, which is:

[*]

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(iii)	for any A320 NEO Family Aircraft, the base price of the New Engine Option (excluding Sharklets), which is :

[*]

(iv)	for any Aircraft equipped with Sharklets, the base price of the Sharklets, which is:

[*]

(v)	for any A320 NEO Family Aircraft, [*]

All Airframe Base Prices have been established in accordance with the average economic conditions prevailing in [*] and corresponding to a theoretical delivery [*] (the “Base Period”).

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UNQUOTE

1.4	Clause 9.1.1.6 of the Purchase Agreement shall be deleted in its entirety and replaced by the following quoted provisions:

QUOTE

9.1.1.6	Scheduled Delivery Month Notification

The Seller shall notify the Buyer [*] prior to the first month of the concerned delivery quarter (the “Scheduled Delivery Quarter”), the delivery month in respect of each such Aircraft. Each of such delivery months shall be, with respect to the corresponding Aircraft, the “Scheduled Delivery Month”.

For the sole purpose of calculating the Predelivery Payments, the second month of each quarter shall be deemed to be the Scheduled Delivery Month until the time the Seller notifies the Buyer of the effective Scheduled Delivery Month as set forth hereof.

UNQUOTE

1.5	Clause 13.1.2 of the Purchase Agreement shall be deleted in its entirety and replaced by the following quoted provisions:

QUOTE

13.1.2	Clause 13.1.1 shall not apply to

(i)	Buyer Furnished Equipment or Propulsion Systems; or

(ii)	parts not the subject of a Supplier Product Support Agreement; or

(iii)	software and Other Items (as defined below) unless such software or Other Items bear the copyright of the Seller.

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UNQUOTE

1.6	Clause 1.5.2 of Letter Agreement N°1 to the Purchase Agreement shall be deleted in its entirety and replaced by the following quoted provisions:

QUOTE

1.5.2	Sharklets Availability for Current Standard Aircraft

Should the Buyer require A320 Family Aircraft to be equipped with Sharklets, the Seller shall grant such request, based on the current industrial availability of such devices, and no earlier than the available timeframes indicated in the table below:

Aircraft Type	[*]
A319-100	[*]
A320-200	[*]
A321-200	[*]

Such optional incorporation of the Sharklets onto any A320 Family Aircraft shall be made by way of execution of an SCN.

Any A320 Family Aircraft which the Buyer would elect to equip with Sharklets shall be made at commercial conditions set forth in Clause 3.1 (iv) to the Agreement [*].

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UNQUOTE

1.7	Clause 1.2 of Letter Agreement N°1 to the Purchase Agreement shall be deleted in its entirety and replaced by the following quoted provisions:

QUOTE

[*].

UNQUOTE

1.8	Clause 1.6.1 of Letter Agreement N°1 to the Purchase Agreement shall be deleted in its entirety and shall be of no further effect.

1.9	Clause 1 of Letter Agreement N°3 to the Purchase Agreement shall be deleted in its entirety and replaced by the following quoted provisions:

QUOTE

*	[Two pages have been omitted in accordance with a request for confidential treatment.]

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UNQUOTE

1.10	Clause 20 of the Purchase Agreement as modified by Clause 3 of Letter Agreement N°13 to the Purchase Agreement shall be amended such that:

1.10.1	any references to the term “Buyer” in Clauses 20.1(a)(8), 20.1(a)(9), 20.2(b) and 20.6 shall be deleted and replaced by the term “Buyer and/or Grupo TACA Holdings Limited and/or Aerovias del Continente Americano S.A. Avianca (as applicable)”, and

1.10.2	Clause 20.2 (a) shall be deleted in its entirety and replaced by the following quoted provisions:

QUOTE

20.2(a)	If a Buyer Termination Event occurs, the Seller shall have the following rights:

(1) The Seller may elect to: (i) suspend its performance under this Agreement with respect to any or all Aircraft, (ii) reschedule the Scheduled Delivery Month of any or all Aircraft remaining to be delivered under this Agreement, [*] (iii) reschedule the date for performance by Seller under this Agreement with respect to any or all equipment, services, data and other items, and/or (iv) cancel or terminate this Agreement (a “Termination”) with respect to all Aircraft, and/or equipment, services, data and/or other items related thereto that are undelivered or unfurnished on the effective date of such Termination; and

(2) If Seller does not exercise its Termination right, the Seller will be entitled to deduct from the Predelivery Payments then held by it an amount equal to the Seller’s actual damages arising from such Termination Event and the Buyer and/or Grupo TACA Holdings Limited and/or Aerovias del Continente Americano S.A. Avianca will be obligated to, [*] of demand from Seller confirming that it has made such deduction, restore the Predelivery Payments to the amount of the Predelivery Payments that would otherwise then be held by the Seller pursuant to Predelivery Payment schedule under this Agreement.

(3) If Seller elects to exercise its Termination right, the Seller shall be entitled to resort to any remedy under applicable law, including without limitation, to recover its actual damages arising from such Termination. During the period prior to resolution of Seller’s actual damages claims either by final judgment or settlement, Seller will be entitled to retain the Predelivery Payments held by Seller as of the date of such Termination. Upon resolution of Seller’s actual damages claims either by final judgment or settlement, either (i) Buyer and/or Grupo TACA Holdings Limited and/or Aerovias del Continente Americano S.A. Avianca shall pay over to Seller the amount by which the actual damages awarded to Seller or agreed to be paid by Buyer and/or Grupo TACA Holdings Limited and/or Aerovias del Continente Americano S.A. Avianca to Seller exceed the Predelivery Payments held by Seller as of the date of the Termination or (ii) Seller shall pay over to the Buyer and/or Grupo TACA Holdings Limited and/or Aerovias del Continente Americano S.A. Avianca the amount by which the Predelivery Payments held by Seller as of the date of the Termination exceed the actual damages awarded to Seller or agreed to be paid by Buyer and/or Grupo TACA Holdings Limited and/or Aerovias del Continente Americano S.A. Avianca to Seller.

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UNQUOTE

1.11	The term “Scheduled Delivery Month” shall be replaced by the term “Scheduled Delivery Month or Scheduled Delivery Quarter (as applicable)” in the following clauses:

•	Clause 2.4.1 to the Purchase Agreement;

•	Clause 2.4.2 to the Purchase Agreement;

•	Clause 5.3.5 to the Purchase Agreement;

•	Clause 10.1, 10.2 (v), 10.3.2, 10.3.3, 10.4, 11.1 and 11.2 as modified by Letter Agreement N°13 to the Purchase Agreement;

•	Clause 18.1.2 to the Purchase Agreement;

1.12	In clause 10.2 (vi) of the Purchase Agreement as modified by Letter Agreement N°13 to the Purchase Agreement, the term [*] of the Scheduled Delivery Month” shall be replaced by the term “[*] day of the Scheduled Delivery Month [*].

1.13	In clause 11.1 of the Purchase Agreement as modified by Letter Agreement N°13 to the Purchase Agreement, the definition of the term “Anticipated Delivery Time” shall be deleted in its entirety and replaced by the following quoted provisions

QUOTE

“Anticipated Delivery Time” for purposes of this Clause 11.1 means the date notified to Buyer by Seller pursuant to Clause 9.1.2 as the date on which the affected Aircraft will be Ready for Delivery or, if no such notification has been given, [*] of the Scheduled Delivery Month of the affected Aircraft [*] of the middle month of the Scheduled Delivery Quarter (as applicable).

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UNQUOTE

2	MISCELLANEOUS PROVISIONS

2.1	The Parties agree that this Amendment N°1, upon execution hereof, shall constitute an integral and non-severable part of the Purchase Agreement and shall be governed by all of its provisions, as such provisions have been specifically amended pursuant to this Amendment N°1.

2.2	In the event of any inconsistency between the terms and conditions of the Purchase Agreement, its Exhibits and Letter Agreements and the present Amendment N°1, the latter shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force.

2.3	Capitalised terms used herein and not otherwise defined herein shall have the meaning assigned thereto in the Purchase Agreement including its Exhibits and Letter Agreements. The terms “herein”, “hereof” and “hereunder” and words of similar import refer to this Amendment N°1

2.4	This Amendment N°1 has been executed in two (2) original copies which are in English and shall not be varied or modified except by an instrument in writing executed by both Parties or by their duly authorised representatives. This Amendment N°1 may be executed by the Parties in separate counterparts and any single counterpart shall be deemed to be an original and a set of such counterparts executed and delivered by the Parties shall constitute one and the same Amendment N°1 and a full original Amendment N°1 for all purposes.

2.5	This Amendment N°1 contains the entire agreement of the Parties in respect of the subject matter hereof and supersedes all other prior agreements, letters, representations, understandings and negotiations, oral and written.

2.6	Clauses 22.4, 22.5, 22.6, 22.7, 22.8 and 22.12 of the Purchase Agreement shall be incorporated by reference into this Amendment N°1 as if the same were set out in full herein, mutatis mutandis.

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IN WITNESS WHEREOF this Amendment N°1 was entered into the day and year first above written.

Agreed and accepted For and on behalf of AVIANCATACA HOLDING S.A.,	Agreed and accepted For and on behalf of AIRBUS S.A.S.

/s/ Elisa Murgas de Moreno
Name: Elisa Murgas de Moreno Its: Secretary	Name: Its:

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